UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 8, 2018 (November 7, 2018)

ALIGN TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-32259	94-3267295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2820 Orchard Parkway, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

(408) 470-1000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01. Entry into a Material Definitive Agreement.

In May 2018, Align Technology, Inc., a Delaware corporation (“Align”), announced a $600 million stock repurchase program (the “Stock Repurchase Program”). In August 2018, Align repurchased $50 million of its common stock on the open market.   On November 7, 2018, Align entered into an accelerated share repurchase agreement (the “ASR Contract”) with Morgan Stanley & Co. LLC (“Morgan Stanley), to repurchase an aggregate of approximately $50 million of Align’s common stock.  Under the ASR Contract, Align will make an initial payment of approximately $50 million in the aggregate to Morgan Stanley and will receive an initial delivery of approximately 142,677 shares of common stock.  The exact number of shares Align will repurchase under the  ASR Contract will be based generally upon the average daily volume weighted average price of Align’s common stock during the repurchase period, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Contract. At settlement, under certain circumstances, Morgan Stanley may be required to deliver additional shares of common stock to Align, or under certain circumstances, Align may be required either to deliver shares of common stock or to make a cash payment to Morgan Stanley. Final settlement of the transactions under the ASR Contract is expected to occur no later than approximately three months from November 7, 2018. The terms of the accelerated share repurchases under the ASR Contract are subject to adjustment if the Company were to enter into or announce certain types of transactions or to take certain corporate actions.

The ASR Contract contains the principal terms and provisions governing the accelerated share repurchases, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the circumstances under which Morgan Stanley is permitted to make adjustments to valuation and calculation periods and various acknowledgements, representations and warranties made by Align, on the one hand, and Morgan Stanley, on the other hand, to one another. The foregoing description of the ASR Contract is a summary and is qualified in its entirety by the terms of the ASR Contract, a copy of which will be filed with the Company’s annual report on Form 10-K for the year ended December 31, 2018.

A copy of the press release announcing Align’s entry into the ASR Contract is furnished herewith as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release of Align Technology, Inc. announcing Accelerated Stock Repurchase

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGN TECHNOLOGY, INC.

Date: November 8, 2018	By:	/s/ Roger E. George
Roger E. George
Sr. Vice President, Chief Legal and Regulatory Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Align Technology, Inc. announcing Accelerated Stock Repurchase